EXHIBIT 14

           Independent Auditors' Consent - PricewaterhouseCoopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our report dated August 18, 1999, relating to the financial statements and financial highlights appearing in the June 30, 1999 Annual Report to Shareholders of Montgomery International Growth Fund and Montgomery International Small Cap Fund. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement. Further, we consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "General Information" in the Statement of Additional Information constituting parts of Post-Effective Amendment No. 69 to the registration statement on Form N-1A dated October 31, 1999, which is also incorporated by reference into this Registration Statement on Form N-14.



San Francisco, California
January 18, 2000